Exhibit 99.1

FOR IMMEDIATE RELEASE

STIFEL APPOINTS DANIEL J. LUDEMAN AND ADAM T. BERLEW TO BOARD OF DIRECTORS

ST. LOUIS, August 5, 2019 – Stifel Financial Corp. (NYSE: SF) today announced that its board of directors has appointed two news members. Daniel “Danny” J. Ludeman and Adam T. Berlew have joined Stifel’s board effective August 6, 2019.

“We are excited to welcome Danny and Adam to our Board as each has built a highly successful career in industries that are vital to Stifel’s long-term success: wealth management and technology.  A priority of ours has been to recruit exceptionally talented leaders to Stifel’s board and we couldn’t be more pleased to welcome them and look forward to their future contribution,” said Ronald J. Kruszewski, Chairman and CEO of Stifel.

Danny Ludeman is President & CEO of Concordance Academy of Leadership, an expansion of Project COPE, which assists individuals in successfully re-integrating into society from prison.  Prior to this role, Mr. Ludeman was the former President & CEO of Wells Fargo Advisors and was a member of the Management Committee of Wells Fargo & Company from 1999 to 2014.  Mr. Ludeman began his career with Wheat First Securities and, through acquisitions and mergers, he held positions of increasing responsibility within several areas of the organization.

Mr. Ludeman earned a BS in Economics from Virginia Commonwealth University and a Masters of Business Administration from William and Mary. He serves or has served on the boards of the Securities Industry Association (Chairman), Eskimo Pie, United Way of Greater St. Louis, Missouri Botanical Garden, The Muny, CityArchRiver 2015, Washington University, University of Richmond, Urban League of Metropolitan St. Louis, Federal Reserve Bank of St. Louis, and Opera Theatre of St. Louis.

Adam Berlew currently serves as Executive Director of Americas Marketing of Google Cloud and is a highly accomplished senior executive with more than 25 years of success within the cloud, technology, telecom, and professional services sectors.  Prior to Google Cloud, Mr. Berlew was a Vice President of Global Customer Engagement Marketing for Brocade Communications from 2015-2017 and prior to that, he served as Vice President overseeing Global Marketing Programs and Americas Field Marketing for Equinix, Inc.   From 2002-2008, Mr. Berlew served as Senior Manager of Marketing and Business Development for Dell Inc., responsible for Enterprise Marketing and identifying New Business Technology Opportunities, Worldwide.  Other roles for Mr. Berlew include Senior Vice President of Strategy and Corporate Development at Triumphant, Inc., consulting for Modern Africa Fund, Inc., and Senior Vice President for Marketing and Corporate Development for International Wireless, a Prodigy Communications, Inc. company.

Mr. Berlew earned a BA in Comparative Studies in Economics and a Masters of Business Administration from The Wharton School.  He serves as a Board Member of the US Luge Olympic Committee.

Stifel Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated, including its Eaton Partners business division; Keefe, Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; Century Securities Associates, Inc.; First Empire Securities, Inc., and in the United Kingdom and Europe through Stifel Nicolaus Europe Limited. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s website at www.stifel.com.

Stifel Investor Relations Contact

Joel Jeffrey, (212) 271-3610

investorrelations@stifel.com

Stifel Media Relations Contact

Neil Shapiro, (212) 271-3447

shapiron@stifel.com